Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Organization
1001 Services, Inc.	MI

1215 Financial Center Associates, Ltd.	OH

5801 Southfield Service Drive Corp.	DE

Albany Community Development, LLC	DE

CFG Appraisal Inc.	OH

CFG Investment Corp.	RI

CFG Service Corp.	DE

Charter One Securities, Inc.	OH

Citizens Automobile Finance, Corp.	DE

Citizens Bank, National Association	United States

Citizens Bank of Pennsylvania	PA

Citizens Capital, Inc.	MA

Citizens Charitable Foundation	RI

Citizens Community Development Corporation	RI

Citizens CT Investment Corp. IV	RI

Citizens Mortgage Corp.	RI

Citizens NH Investment Corp. IV	RI

Citizens Plaza, Inc.	RI

Citizens RI Investment Corp. IV	RI

Citizens Securities, Inc.	RI

Citizens Ventures, Incorporated	MA

Connecticut Financial Realty Corporation	CT

Connecticut Realty Investors, Inc.	CT

Court Street Holding, Inc.	MA

CSB Investment Corp.	RI

First Fed of Michigan International NV	Netherlands Antilles

First NH Mortgage Corp.	NH

GreatBanc Service Corp.	RI

ICX Corporation	OH

JSA Financial Corporation	MA

Lexington Savings Corp.	MA

MA Investment Corporation IV	RI

Mass Investment Corp.	RI

Minuteman Investments Corporation	MA

Montgomery Service Corporation	PA

Mountbatten Realty Corp.	DE

New England Acceptance Corporation	NH

NY Investment Corp. IV	RI

PA Investment Corp. I	RI

Name of Subsidiary	Jurisdiction of Organization

PA Investment Corp. II	RI

RBS Asset Finance, Inc.	NY

RBS Citizens Community Development Corporation	NY

RBS Citizens Insurance Agency, Inc.	OH

RI

RI Realty Trust, Inc.	MA

Servco, Inc.	OH

St. Paul Financial Development Corp.	IL

Thistle Group Holding Co.	PA

VT Investment Corp. IV	VT

Warwick Residential Mortgage Corp.	RI

West Register Citizens Corp.	DE

Windsor Realty Corp.	DE

Woburn National Realty Trust	MA

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